EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Philip Z. Weisberg, certify that:

1. the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FX Alliance Inc. at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to FX Alliance Inc. and will be retained by FX Alliance Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ PHILIP Z. WEISBERG
Philip Z. Weisberg
Chief Executive Officer
May 8, 2012

The foregoing certification is being furnished solely pursuant to the requirements of 18 U.S.C. § 1350 and is not being filed as a part of the Report or as a separate disclosure document.